UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 30, 2006, AVANIR Pharmaceuticals (the "Company") announced that on January 27, 2006, it completed the submission of its new drug application (NDA) to the U.S. Food and Drug Administration (FDA) for Neurodex(TM), seeking marketing approval of the drug candidate for the treatment of involuntary emotional expression disorder, also known as pseudobulbar affect or emotional lability. The application was resubmitted to the FDA to provide an expansion of certain summary analyses which better support the electronic common technical document (e-CTD) format.

The application is based on clinical data supporting that Neurodex, a combination of dextromethorphan and low dose quinidine, is safe and effective in reducing the frequency and severity of sudden and uncontrollable crying and/or laughing episodes that occur as a consequence of neurological disease or injury. The Company has formally requested priority review status from the FDA for this application. If the FDA grants the Company's priority review request, the date for the agency to take action on the application will be six months from the filing date. If standard review status is granted, a review time of ten months will apply to the application.

A copy of the press release dated January 30, 2006 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
99.1 Press release, dated January 30, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

February 1, 2006	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP, Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 30, 2006